EXHIBIT 99.1

Liberty Tax Announces a Series of Strategic Transactions

Liberty Tax to Pursue New Franchise Centric Business Model

Liberty Tax Acquires Buddy’s Home Furnishings Business as Part of New Business Strategy

Liberty Tax to Commence Tender Offer for All Outstanding Shares of Common Stock at $12.00 per Share

VIRGINIA BEACH, Va., July 10, 2019 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (OTC PINK: TAXA) (“Liberty Tax” or the “Company”), the parent company of Liberty Tax Service, today announced that it has entered into definitive documentation with affiliates of Vintage Capital Management, LLC (“Vintage”) providing for a series of strategic transactions, including the acquisition by Liberty Tax of all of the outstanding equity interests in Buddy’s Newco, LLC (“Buddy’s”), which operates  substantially all of the Buddy’s Home Furnishings business.  Liberty Tax’s acquisition of Buddy’s was consummated concurrently with the execution of the definitive documentation.  These transactions are intended as the first step in a strategic transformation of Liberty Tax.  Under the direction of its board of directors (the “Board”), Liberty Tax intends to evaluate the acquisition of or investment in other franchise-oriented or complementary businesses, including businesses that are not presently subject to franchising arrangements but that have the potential to be franchised in the future.  In recognition of the anticipated shift in its strategic direction, Liberty Tax intends to change its name to Franchise Group, Inc.  Liberty Tax will remain a publicly-traded company and intends to pursue a re-listing of its common stock (“Common Stock”) on a national securities exchange.

Buddy’s is a specialty retailer engaged in the business of leasing and selling consumer electronics, residential furniture, appliances and household accessories.  Buddy’s has approximately 293 company-owned and franchisee locations in the United States and Guam, with almost 90% of such locations being operated by franchisees.  Additional information regarding Buddy’s, including its historical financial results, will be provided in the documentation that will be filed by Liberty Tax with the Securities and Exchange Commission in connection with the tender offer, as further described below.

The key terms of the transactions announced today (the “Transactions”), which were unanimously approved by a special committee of independent directors of Liberty Tax (the “Special Committee”), include:

  A newly formed subsidiary of Liberty Tax (“New Holdco”) has acquired all of the outstanding equity interests of Buddy’s, as well as all of the outstanding equity interests in all subsidiaries of Liberty Tax.  As consideration for the acquisition of Buddy’s, New Holdco issued to the former owners of Buddy’s approximately 36.44% of its outstanding units, with Liberty Tax owning the balance, or approximately 63.56%, of such outstanding units.  In addition, in connection with this transaction, Liberty Tax issued to the former owners of Buddy’s shares of voting, non-economic preferred stock of Liberty Tax (“Preferred Stock”) representing an approximately 36.44% voting interest in Liberty Tax.  The shares of Preferred Stock have de minimis economic value and are being issued solely to provide the former owners of Buddy’s with voting rights at Liberty Tax commensurate with their ownership interest in New Holdco.  The equity interests in New Holdco issued to the former owners of Buddy’s implies an enterprise value of Buddy’s of approximately $122 million;

  The equity interests issued by New Holdco and the shares of Preferred Stock are exchangeable for shares of Common Stock.  On an as-exchanged basis, the interests in New Holdco and shares of Preferred Stock represent approximately 36.44% of the outstanding Common Stock;

  Liberty Tax intends to promptly commence a tender offer for any and all outstanding shares of Common Stock at a price of $12.00 per share in cash (the “Tender Offer”), representing an approximately 31.5% premium to the closing price of Liberty Tax on May 3, 2019, the day before the public announcement regarding a potential transaction between Liberty Tax and Vintage.  Affiliates of Vintage and B. Riley Financial Inc. have agreed with Liberty Tax not to tender any shares in the Tender Offer;

  The Tender Offer will be financed through a combination of debt and equity financing.  Concurrent with the closing of the acquisition of Buddy’s, (i) Liberty Tax issued to an affiliate of Vintage approximately 2.083 million shares of Common Stock in exchange for $25 million in cash, representing a purchase price of $12.00 per share, and (ii) Buddy’s borrowed approximately $82 million in cash (the “Buddy’s Loan”).  After giving effect to the repayment of existing indebtedness of Buddy’s and certain of the fees and expenses incurred through the closing of the Buddy’s acquisition, the net proceeds to Liberty Tax and its subsidiaries from these financing transactions is approximately $80 million.  Any excess financing proceeds that are not required to finance the Tender Offer will remain on the balance sheet of Liberty Tax or its subsidiaries.   An affiliate of Vintage has also entered into a binding commitment with Liberty Tax to purchase additional shares of Common Stock at a purchase price of $12.00 per share in the event that the net proceeds from the equity and debt financings referred to above are not sufficient to enable Liberty Tax to purchase all shares that are validly tendered and not withdrawn in the Tender Offer;

  The Buddy’s Loan was extended solely to Buddy’s and neither Liberty Tax nor any of its subsidiaries that operate the existing Liberty Tax business are obligors in respect of this loan.   The existing Liberty Tax revolving credit facility remains in effect following the closing of the Transactions.

Patrick Cozza, the Chairman of the Special Committee of the Board of Liberty Tax, commented, “Today’s announcement represents a significant milestone for Liberty Tax, its stockholders and employees.  The contemplated transactions provide our stockholders with the ability to realize certain value in respect of their investment at a significant premium to the trading price of our common stock.  Alternatively, the transaction structure allows stockholders the ability to participate in the anticipated shift in our strategic focus as the Board directs its attention to building a franchising platform that is intended to complement and diversify Liberty Tax’s current businesses and operations.”

The Board and executive management team of Liberty Tax are not being changed in connection with the closing of the Transactions.  It is presently intended that Liberty Tax and Buddy’s will operate as stand-alone businesses with separate management teams as subsidiaries of Liberty Tax.

Liberty Tax anticipates commencing the Tender Offer on or before July 31, 2019.  The Board, on the recommendation of the Special Committee, has authorized the Tender Offer. However, none of the Company, the Board, the Special Committee or any other person makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares. No person is authorized to make any such recommendation. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. In doing so, stockholders should read carefully the information in, or incorporated by reference in, the Offer to Purchase and in the Letter of Transmittal (as they may be amended or supplemented), which will be provided to stockholders in the near future.

Houlihan Lokey Capital, Inc., acted as the financial advisor to the Special Committee.  Hunton Andrews Kurth LLP acted as the legal advisor to the Special Committee.

About Liberty Tax, Inc.

Founded in 1997, Liberty Tax, Inc. (OTC PINK: TAXA) is the parent company of Liberty Tax Service. In the U.S. and Canada, last year, Liberty Tax prepared approximately two million individual income tax returns in more than 3,600 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Transactions, the Company’s new strategic direction, the anticipated re-listing of the Company’s securities on a national securities exchange and related matters.  These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, the loss of key personnel or inability to engage accounting personnel as needed; risks relating to the substantial costs and diversion of personnel’s attention and resources due to the Transactions, the ability of the Company to implement and execute on its franchise-centric business model, uncertainties regarding the Company’s strategic plans related to Company-owned stores; uncertainties regarding the Company’s ability to meet its prepared returns targets; competitive factors; regulatory factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; costs associated with compliance efforts; and changes in market, economic, political or regulatory conditions, and other factors discussed in greater detail in the Company’s filings with the U.S. Securities Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The Company’s forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Tender Offer Communications

The Tender Offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that the Company will file with the SEC upon commencement of the Tender Offer. At the time the Tender Offer is commenced, the Company will file tender offer materials on Schedule TO.  THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents will be made available to all holders of Common Stock at no expense to them. The tender offer materials and other related documents (when available) will be made available for free at the SEC’s website at www.sec.gov or by directing a request to the Information Agent for the Tender Offer who will be named by the Company in the tender offer materials.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, the Company files annual, quarterly and current reports and other information with the SEC. The Company’s filings with the SEC are also available at the SEC’s website at www.sec.gov and on the Company’s website at http://ir.libertytax.com/.

Additional Information And Where You Can Find It

In connection with the Transactions described in this press release, the Company intends to file a proxy statement and other documents with the SEC in connection with its solicitation of proxies regarding the stockholder vote to amend the Company’s certificate of incorporation.  If the Company’s certificate of incorporation is amended by the written consent of its stockholders holding a majority of the outstanding Common Stock, the Company will instead file an information statement in connection therewith.   STOCKHOLDERS ARE URGED TO CAREFULLY READ ANY SUCH PROXY STATEMENT OR INFORMATION STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER.  Stockholders will be able to obtain a free copy of such proxy materials, information statement and other documents that the Company will be filing with the SEC at the SEC’s website at www.sec.gov. Additional copies of these materials may be obtained for free by contacting the Company at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454, Attn: Investor Relations. Copies of the documents filed by the Company with the SEC will be available on its website at http://ir.libertytax.com/.

Participants in the Solicitation

Liberty Tax and certain of its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed stockholder approval. Information regarding the Company’s directors and executive officers is available in Liberty Tax’s proxy statement filed with the SEC on November 16, 2018 in connection with its 2018 annual meeting of stockholders.  Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement, information statement and other relevant materials to be filed with the SEC when they become available.

INVESTOR RELATIONS CONTACT:
Michael S. Piper
Chief Financial Officer
Liberty Tax Service
(757) 493-8855
investorrelations@libtax.com